                                                                 EXHIBIT 10.1.12


                                 LEASE BETWEEN
                  GREAT OAKS INTERESTS AND KOMAG INCORPORATED


Section                                                                    Page #
-------                                                                    ------
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Term and Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      Adjustment in Rent for Variance in Building Square Footage  . . . .    2
Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Late Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Construction and Possession . . . . . . . . . . . . . . . . . . . . . . .    3
      Building Shell Construction   . . . . . . . . . . . . . . . . . . .    3
      Tenant Improvement Plans  . . . . . . . . . . . . . . . . . . . . .    3
      Preliminary Cost Estimate   . . . . . . . . . . . . . . . . . . . .    3
      Final Pricing   . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      Building Shell Costs  . . . . . . . . . . . . . . . . . . . . . . .    4
      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      Landlord Overhead & Profit  . . . . . . . . . . . . . . . . . . . .    5
      Insurance/Indemnity   . . . . . . . . . . . . . . . . . . . . . . .    5
      Punchlist Items   . . . . . . . . . . . . . . . . . . . . . . . . .    6
      Other Work by Tenant  . . . . . . . . . . . . . . . . . . . . . . .    6
      Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      Parking Lot   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      Tank Farm   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Acceptance of Possession and Covenants to Surrender . . . . . . . . . . .    6
Uses Prohibited . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Alterations and Additions . . . . . . . . . . . . . . . . . . . . . . . .    7
Maintenance of Premises . . . . . . . . . . . . . . . . . . . . . . . . .    8
      Tenant's Obligations  . . . . . . . . . . . . . . . . . . . . . . .    8
      Landlord's Obligations  . . . . . . . . . . . . . . . . . . . . . .    9
Hazard Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
      Tenant's Use  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
      Landlord's Liability Insurance  . . . . . . . . . . . . . . . . . .   10
      Property Insurance  . . . . . . . . . . . . . . . . . . . . . . . .   10

      Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . . . . .   10
      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Free From Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Compliance With Governmental Regulations  . . . . . . . . . . . . . . . .   13
Toxic Waste and Environmental Damage  . . . . . . . . . . . . . . . . . .   13
      Landlord's Responsibility   . . . . . . . . . . . . . . . . . . . .   14
      Tenant's Responsibility   . . . . . . . . . . . . . . . . . . . . .   14
      Tenant's Indemnity Regarding Hazardous Materials  . . . . . . . . .   14
      Actual Release by Tenant  . . . . . . . . . . . . . . . . . . . . .   15
      Environmental Monitoring  . . . . . . . . . . . . . . . . . . . . .   16
Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Advertisements and Signs  . . . . . . . . . . . . . . . . . . . . . . . .   17
Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Tenant's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Right to Re-enter   . . . . . . . . . . . . . . . . . . . . . . . .   18
      Abandonment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      No Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Surrender of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Habitual Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Landlord's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Entry by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Destruction of Premises . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Destruction by an Insured Casualty  . . . . . . . . . . . . . . . .   20
      Destruction by an Uninsured Casualty  . . . . . . . . . . . . . . .   21
      Damage or Destruction at End of Term  . . . . . . . . . . . . . . .   21
Assignment or Sublease  . . . . . . . . . . . . . . . . . . . . . . . . .   21
      Consent by Landlord   . . . . . . . . . . . . . . . . . . . . . . .   22
      Assignment or Subletting Consideration  . . . . . . . . . . . . . .   22
      No Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      Effect of Default   . . . . . . . . . . . . . . . . . . . . . . . .   23
      Excluded Transfers  . . . . . . . . . . . . . . . . . . . . . . . .   23
Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Effects of Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .   26

                                     Page ii

Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Option to Extend the Lease Term . . . . . . . . . . . . . . . . . . . . .   26
      Grant and Exercise of Option  . . . . . . . . . . . . . . . . . . .   26
      Determination of Fair Market Rental   . . . . . . . . . . . . . . .   27
      Resolution of a Disagreement over the Fair Market Rental  . . . . .   27
Options to lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Tenant's Right of First Refusal . . . . . . . . . . . . . . . . . . . . .   28
      Grant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      Covenants of Landlord   . . . . . . . . . . . . . . . . . . . . . .   28
      Exercise of Tenant's Right of First Refusal to Purchase   . . . . .   29
      Terms for Right of First Refusal to Purchase  . . . . . . . . . . .   29
      Continuing Right  . . . . . . . . . . . . . . . . . . . . . . . . .   29
      Exclusive Nature of Option  . . . . . . . . . . . . . . . . . . . .   29
      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . .   29
Right of First Opportunity to lease . . . . . . . . . . . . . . . . . . .   30
Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Landlord's  Liability . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Authority of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Transportation Demand Management programs . . . . . . . . . . . . . . . .   31
Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . .   32
      Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Performance by Landlord   . . . . . . . . . . . . . . . . . . . . .   32
      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Rights and Remedies   . . . . . . . . . . . . . . . . . . . . . . .   32
      Survival of Indemnities   . . . . . . . . . . . . . . . . . . . . .   32
      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Choice of Law   . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Representations   . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Recordation   . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
EXHIBIT "A" - Premises  . . . . . . . . . . . . . . . . . . . . . . . . .   34
EXHIBIT "B" - Formula for Determination of Base Monthly Rent  . . . . . .   35
EXHIBIT "C" - Shell Plans and Specifications  . . . . . . . . . . . . . .   36
EXHIBIT "D" - Building Shell Definition . . . . . . . . . . . . . . . . .   37




                                    Page iii

EXHIBIT "E" - Tenant's Trade Fixtures . . . . . . . . . . . . . . . . . .   38
EXHIBIT "F" - Option to Lease . . . . . . . . . . . . . . . . . . . . . .   39
EXHIBIT "G" - Right of First Opportunity  . . . . . . . . . . . . . . . .   44
      Grant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      Covenants of Landlord   . . . . . . . . . . . . . . . . . . . . . .   44
      Exercise of Tenant's Right of First Opportunity   . . . . . . . . .   44
      Conditions to Right of First Offer  . . . . . . . . . . . . . . . .   45
      Negotiation Period  . . . . . . . . . . . . . . . . . . . . . . . .   45
      Continuing Right  . . . . . . . . . . . . . . . . . . . . . . . . .   45





                                     Page iv

      1.     PARTIES:    THIS LEASE, is entered into on this fourth day of
August, 1995 ("Execution Date"), between Great Oaks Interests, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Komag Incorporated, a Delaware corporation, whose address is 275 S. Hillview Drive, Milpitas, CA 95035, hereinafter called respectively Landlord and Tenant.

      2.     PREMISES:    Landlord hereby leases to Tenant, and Tenant hires
from Landlord those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain 13.54 acre site on the south side of Automation Parkway, San Jose, California, including all appurtenances and buildings now or during the Term located thereon. Pursuant to the terms of this Lease, Landlord is obligated to construct a single story building of approximately 200,000 rentable square feet ("Building"), a parking lot consisting of a minimum of 600 parking spaces, and provide and reserve an approximate 23,000 square foot area for a tank farm. Landlord represents and warrants that Landlord is the fee simple owner of the Premises, the Premises constitute a separate and distinct legal parcel and tax parcel.

      3.     USE:    Tenant shall use the Premises only for the following
purposes and shall not change the use of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: Office, research, development, testing, manufacturing, ancillary warehouse, and other legal uses. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws. Tenant represents and warrants to Landlord that, as of the Commencement Date, (i) the Premises are in compliance with all municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the Building Shell; (ii) there shall exist no patent or, to the best of Tenant's knowledge, latent defect in the Premises; and (iii) the Premises shall be in good condition and repair and fit for Tenant's particular purposes. Landlord represents and warrants to Tenant that, as of the Commencement Date, the land is zoned industrial ("I").

      4.     TERM AND RENTAL:    The term ("Lease Term") shall be for one
hundred twenty (120)
months, commencing on October 1, 1996 ("Commencement Date"), and ending one hundred twenty (120) months thereafter, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") below for the Premises in an amount determined pursuant to Exhibit "B" attached hereto. Base Monthly Rent shall increase at the end of the forty-second and eighty fourth month of the Lease Term by the product of the Base Monthly Rent payable for the preceding month and one and 147/1000 (1.147). The parties agree to enter into an amendment to this Lease setting forth the exact amount of the Base Monthly Rent payable during the Lease Term within fourteen (14) days following determination by Landlord.

Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at the address specified in Article 1 of this Lease or at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

      A.     ADJUSTMENT IN RENT FOR VARIANCE IN BUILDING SQUARE FOOTAGE:    In
the event the square footage of the Building is other than 200,000 determined by measurement after completion of construction, within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to the Lease setting forth the actual rentable square feet of the Building, which calculation shall be consistent with the BOMA standard for Industrial Buildings (i.e. outside of outside wall to outside of outside wall without deduction).

      5.     SECURITY DEPOSIT:    None required.

      6.     LATE CHARGES:    Tenant hereby acknowledges that late payment by
Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant's receipt of written notice from Landlord that such amount is delinquent, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which late charge shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

      7.     CONSTRUCTION AND POSSESSION:
             A. BUILDING SHELL CONSTRUCTION. Tenant shall cause the shell of the Building ("Building Shell") to be constructed by independent contractors to be employed by and under the supervision of Tenant, in accordance with the building shell plans prepared by Comprehensive Architectural Services ("Tenant's Architect") and approved by Landlord and Tenant and guideline specifications, which are attached hereto as Exhibit "C" and are incorporated herein by this reference ("Shell Plans and Specifications"). Tenant shall construct the Building Shell in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Landlord shall pay for all costs and expenses associated with the construction of the Building Shell. The Building Shell shall include all items customarily included within the definition of a speculative "building shell," including without limitation, those items set forth in the Building Shell Definition, attached hereto as Exhibit "D", and incorporated herein by this reference. Tenant shall provide Landlord half-size vellum as-built drawings of the Building Shell within thirty (30) days following completion of construction thereof.

             B.    TENANT IMPROVEMENT PLANS.   Tenant, at Tenant's sole cost
and expense, has also hired Tenant's Architect, to prepare plans and outline specifications ("Tenant Improvement Plans") with respect to the construction of improvements to the interior premises ("Tenant Improvements"). The Tenant Improvements shall consist of those all items not included within in the scope of the Building Shell definition pursuant to Section 7.A above and Exhibit "D". Tenant's Architect shall prepare the Preliminary Tenant Improvement Plans consistent with instructions from Tenant. The Tenant Improvement Plans shall be prepared in sufficient detail to allow Tenant to construct the Tenant Improvements. Tenant shall construct the Tenant Improvements in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Tenant shall pay for all costs and expenses associated with the construction of the Tenant Improvements.

             C.    PRELIMINARY COST ESTIMATE.    Within fourteen (14) days
after Tenant's delivery of the Shell Plans and Specifications to Landlord, Tenant shall deliver to Landlord a preliminary cost estimate of the cost to construct the Building Shell. The preliminary cost estimate shall contain sufficient detail for Landlord to understand the cost element of each portion of the proposed Building Shell.

             D.    FINAL PRICING.    Within ten (10) days after Landlord's
approval of the preliminary cost estimate, Tenant shall submit to Landlord competitive bids from a minimum of three (3) subcontractors for each aspect of the work which is to be performed. Tenant must utilize the low bid in each case, unless Landlord approves Tenant's use of another subcontractor, and the amount owing by Landlord to Tenant as a result of the construction of the Building Shell shall be based upon construction expenses equal to the sum of the bid amounts as approved by Landlord. Upon Landlord's written approval of the contract bids, Landlord and Tenant shall each be deemed to have given their approval of the final Shell Plans and Specifications on which the cost estimate was made, and Tenant shall proceed with the construction of the Building Shell in accordance with the terms of
Article 7.H below. If Landlord does not specifically approve or disapprove the bids within seven (7) days, Landlord shall be deemed to have approved the bids. Tenant shall be entitled to the benefit of any cost savings actually realized in the course of constructing the Building Shell and shall be responsible for the cost of any cost overruns.

             E. & F.      Intentionally left blank

             G.    BUILDING SHELL COSTS.   Landlord shall pay all costs
associated with the Building Shell. The costs of the Building Shell shall consist of only the following costs to the extent actually incurred by Tenant in connection with the construction of the Building Shell: costs of construction, costs of permits, and the general contractor overhead described in Article 7.J below. During the course of construction of the Building Shell, Tenant may deliver to Landlord not more than once each calendar month a written request for payment which shall include and be accompanied by: (i) Tenant's certified statements setting forth the amount requested; (ii) copies of payment requests, invoices, lien waivers and vouchers from Tenant's contractors, subcontractors and materialmen for all work and supplies or for other items for which reimbursement is requested; and (iii) as applicable, a certificate of the architect certifying that the portion of the Building Shell completed prior to the date of the certification substantially comply with the approved Shell Plans and Specifications and the Final Tenant Improvement Plans and with all governmental laws, codes, rules and regulations, certifying the percentage of completion of each item for which reimbursement is requested and certifying that the progress payment requested is due to a subcontractor of Tenant pursuant to a contract between Tenant and Tenant's general contractor.
Landlord shall pay to Tenant, within thirty (30) days after Landlord's receipt of the above items, the costs incurred by Tenant in connection with the Building Shell in accordance with the Shell Plans and Specifications minus the retainage set forth below. Landlord shall be entitled to retain ten percent (10%) of the amount invoiced by Tenant until the Building Shell is "Substantially Complete" (defined in Article 7.H). Landlord shall pay the retained balance owing to Tenant within thirty (30) days following the date that the Building is Substantially Complete. All costs for the Building Shell shall be fully documented to and verified by Landlord. The amounts charged to Landlord shall be limited as provided in Article 7.D above.

             H.    CONSTRUCTION.    Tenant shall use Tenant's best efforts to
obtain a building permit from the City of San Jose as soon as possible after Landlord's approval of the Shell Plans and Specifications. The Building Shell shall be deemed substantially complete ("Substantially Complete") when the Building Shell has been substantially completed in accordance with the Shell Plans and Specifications, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority for the Building Shell, and the issuance of a certificate by Tenant's Architect certifying that the Building Shell has been completed in accordance with the Shell Plans and Specifications.

             I.    DOCUMENTS.    Tenant shall at all times keep one (1)
complete set of all contract documents (i.e., approved drawings, shop and setting drawings, specifications, samples, addenda and change orders) current and in good order on the job site. Such documents shall be available for review by representatives of Landlord, its consultants and any public officials at any time. Record drawings marked with all changes made during the job shall be kept on the job site by Tenant. Upon acceptance of the work, the record document print set shall be immediately forwarded to Tenant's Architect for changes to the originals. The changes shall be noted on the originals and one
(1) mylar reproducible set of the originals shall be forwarded to Landlord. Landlord shall be provided with two (2) copies of these specifications.

             J. LANDLORD OVERHEAD & PROFIT. As compensation to Tenant's general contractor, the Building Shell costs shall include an overhead and profit amount approximately equal to 3% percent (3%) plus general conditions of the amount of the approved final pricing of the Building Shell. Except as provided herein, Tenant shall not be entitled to any other fee or payment from Landlord in connection with Tenant's use of a general contractor.

             K.    INSURANCE/INDEMNITY.   Tenant shall indemnify, protect,
defend and hold Landlord harmless from and against all liability, cost, expense, or damage (including, without limitation, attorneys fees) arising from: (i) the construction of the Building Shell; (ii) any design, engineering, or construction defects or failure to properly construct the Building Shell; or
(iii) any construction defects or failure to properly construct the Building Shell or the Tenant Improvements. Landlord's review and approval of any plans, specifications, or any other documents shall not relieve Tenant from Tenant's obligations under the foregoing indemnification. Tenant shall procure (as a cost of the Building Shell) and keep in effect from the execution date of this Lease until the termination of this Lease a "Broad Form" liability insurance policy in the amount of Three Million Dollars

($3,000,000.00), insuring all of Tenant's activities with respect to the Building and Premises, including Tenant's indemnity obligations under this
Article 7.K. In addition, Tenant shall procure (as a cost of the Building Shell) builder's risk insurance, insuring the Building Shell and Tenant Improvement for their full replacement cost while the Building and Tenant Improvements are under construction, and until the date that the fire insurance policy described in Article 12 of the Lease is in full force and effect.

             L.    PUNCHLIST ITEMS.   After the Building Shell is Substantially
Complete, Tenant shall immediately correct any construction defect or other "punchlist" item which Landlord brings to Tenant's attention. All such work shall be performed in a manner designed to cause the least possible interruption to Tenant and Tenant's activities on the Premises.

             M.   OTHER WORK BY TENANT.   All work not within the scope of work
normally constructed by the construction trades employed on the Building and not described in the Shell Plans and Specifications or Tenant Improvement Plans, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant.

             N.    Intentionally left blank.

             O.    PERMITS.   Landlord shall cooperate fully with Tenant and
execute all documents within five (5) days of any request by Tenant, in connection with Tenant's efforts to obtain all necessary permits from the City of San Jose respecting Tenant's use of the Building.

             P.    PARKING LOT.   Tenant, at Landlord's sole cost and expense,
shall construct a parking lot, with a minimum of approximately 600 parking spaces, on the Premises in the location set forth in Exhibit "C". Tenant shall cause the parking lot to comply in all respects with all applicable governmental rules, regulations, and orders, and shall create a sufficient number of parking spaces to comply with all governmental requirements in connection with the Building.

             Q.    TANK FARM.   Landlord shall not develop any portion of the
"tank farm pad" as set forth in Exhibit "C", without the prior written consent of Tenant. Tenant shall have the right at any time to construct a tank farm, designed by Tenant, on the tank farm pad.

      8.     ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:    Tenant
agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Building Shell to Landlord in good condition and repair, reasonable wear and tear, actions of Landlord or

Landlord's Parties, or damage due to casualty excepted. "Good Condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and carpeting will be cleaned and free of any major defacements. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. Tenant shall ascertain from Landlord at the time Tenant desires to make any Alteration (including Permitted Alterations), whether Landlord desires to have such Alteration removed at the Expiration Date or to cause Tenant to surrender the Alteration to Landlord. If Landlord so notifies Tenant in writing within fifteen (15) days after Tenant's notice to Landlord that Tenant intends to alter the Building, then Tenant shall remove such Alteration, as Landlord may require in such written notice, and shall repair and restore said Building or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. If Landlord has not provided Tenant with such written notice within said fifteen (15) day period, then Tenant shall have no obligation to remove such Alteration from the Premises upon the Expiration Date or earlier termination of this Lease. Notwithstanding the terms of this Article 8, Tenant shall not have an obligation to remove any Tenant Improvements installed prior to the first anniversary of the Commencement Date from the Premises at any time.

      9.     USES PROHIBITED:    Tenant shall not commit, or suffer to be
committed, any waste upon the said Premises, or any nuisance, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises. Except for materials which may be stored in the enclosed tank farm area outside the Building, no materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval shall not be unreasonably withheld.

      10.    ALTERATIONS AND ADDITIONS:     Except for those improvements
installed prior to the first anniversary of the Commencement Date and Permitted Alterations (as defined below), Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises ("Alterations"), or any part thereof, without (i) the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed, and (ii) delivering to Landlord the proposed architectural and structural plans, if any, for all such Alterations. After having obtained Landlord's consent, Tenant agrees that it shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become affixed to the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at Tenant's sole cost and expense, except as provided in Section 11 below. Notwithstanding the above, Tenant shall have the right to remove any trade fixtures, furniture, or process equipment paid for by Tenant from the Premises at the expiration of the Lease, which items shall include, without limitation, the items set forth in Exhibit "E" attached hereto and incorporated herein by this reference.

             Notwithstanding the foregoing, Tenant shall have the right, without the prior written consent of Landlord, to make certain alterations, additions or improvements (the "Permitted Alterations") which (i) do not affect the Building systems or structural components of the Building and (ii) which cost less, on an individual basis, than One Hundred Fifty Thousand Dollars ($150,000), provided that each such Permitted Alteration is otherwise performed in accordance with the terms of this Section 10. Ownership of any Alterations, Permitted Alterations or Tenant Improvements paid for by Tenant shall remain in Tenant throughout the Term of this Lease, and Tenant shall be entitled to the benefit of any depreciation or other tax benefits arising therefrom, provided that Landlord shall, upon the Expiration Date or earlier termination of the Term hereof, become the owner of any Alterations or Tenant Improvements made to the Premises which, pursuant to the terms of this Lease, are left on the Premises by Tenant. Tenant shall give Landlord at least ten (10) days' prior written notice of any Alteration or Permitted Alteration so that Landlord can post a notice of non-responsibility with respect thereto.

      11.    MAINTENANCE OF PREMISES:

             A.    TENANT'S OBLIGATIONS:    Tenant shall, at its sole cost,
keep and maintain and repair and said Premises and appurtenances and every part hereof, including but not limited to, roof membrane, glazing, sidewalks, parking areas, telephone, plumbing, electrical and HVAC systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Tenant shall enter into a service contract with a licensed air-conditioning and heating contractor which contract shall provide for maintenance of all air conditioning and heating equipment at the Premises in accordance with general industry practices. Tenant shall pay the cost of all air-conditioning heating, and elevator equipment repairs which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements, except for damage resulting from normal wear and tear, casualty or other acts of God, Landlord, Landlord's agents, employees, contractors or invitees ("Landlord Parties") In no event, however, shall Tenant's obligation to repair under this subsection extend to
(i) damage and repairs covered under any insurance policy carried by Landlord in connection with the Building; (ii) damage caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees, (iii) reasonable wear and tear; (iv) conditions covered under any warranties of contractors; or (v) damage by fire and other casualties, or acts of governmental authorities, or acts of God and the elements.

Tenant shall also be responsible, at its sole cost and expense for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant make available for Landlord's inspection such preventive maintenance contracts and paid invoices for the recommended work. Tenant agrees, at its expense, to water, maintain and replace, when necessary, any shrubbery and landscaping. Nothing herein shall require either Landlord or Tenant to replace any Tenant Improvements.

             B.    LANDLORD'S OBLIGATIONS:    Landlord at its sole cost and
expense, and without reimbursement of all or any such costs from Tenant, shall
(i) maintain in good condition, order, and repair, and replace as and when necessary the structural portions of the building including: the foundation, exterior walls, structure and structural members, and roof structure of the Building; and (ii) repair and damage caused by the acts or omissions of Landlord or Landlord's Parties. Subject to the obligations of Tenant to provide periodic inspections and perform maintenance of the membrane of the roof in accordance with the provisions set forth in Article 11.A above, Landlord shall also replace as and when necessary, the membrane of the roof. Tenant may give Landlord notice of any repairs or replacements that are required of Landlord under the terms of this Lease and Landlord shall proceed forthwith to effect the same with reasonable diligence. In the event of an emergency Tenant shall be empowered to undertake immediate repairs of such nature as would be Landlord's responsibility and notify Landlord promptly after such repairs have been undertaken.

      12.    HAZARD INSURANCE:

             A.    TENANT'S USE:    Tenant shall not use, or permit said
Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall (subject to the provisions of Article 17 as to Alterations required which are not a result of Tenant's specific use), at its sole cost and expense, comply with any and all reasonable requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Premises and appurtenances.

             B.    LANDLORD'S LIABILITY INSURANCE.   Landlord shall procure and
maintain during the Term of this Lease a policy of (i) commercial general liability insurance having a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000.00) per occurrence; and (ii) a general aggregate insurance in an amount of not less than Five Million Dollars ($5,000,000.00). The policy shall provide coverage for blanket contractual liability (except for the negligence or willful misconduct of the non-insured party) premises and personal injury coverage. Landlord shall furnish to Tenant prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried hereunder.

             C.    PROPERTY INSURANCE:    Landlord agrees to purchase and keep
in force fire, and extended coverage ("All Risk" excluding earthquake) insurance covering the Premises pursuant to the provisions of Article 10) in amounts not less than the replacement cost of said Premises as mutually
determined by Landlord and Tenant.   Tenant agrees to pay to the Landlord as
additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance which does not result in a termination of this Lease , the amount of any deductible under such policy, provided such deductible is not greater than $20,000.00. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Article will be prorated to reflect the commencement and termination dates of this Lease.

             Notwithstanding the forgoing, Tenant shall have the right to provide the hazard insurance for the Premises provided (i) Tenant can obtain such insurance at a more favorable rate than Landlord; (ii) the form of coverage and insurer are satisfactory to Landlord and its lender; (iii) Landlord and its lender are named as additional insured; (iv) such insurance provides that it may not be subject to cancellation or change except after at least thirty (30) days written notice to Landlord; and (v) Tenant has delivered to Landlord a certificate of insurance and additional insured endorsement evidencing such policy is in effect.

             E.    TENANT'S INSURANCE:     In addition, Tenant agrees to insure
its personal property, the Tenant Improvements, any Alterations not owned by Landlord pursuant to the terms of Article 10 and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of not less than $1,000,000 per occurrence and a general aggregate limit of not less than $5,000,000.00. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

             D.    WAIVER:    Landlord and Tenant hereby waive any and all
rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease), as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

             E.    GENERAL:    Insurance required hereunder shall be written by
companies licensed to do business in the state in which the Premises are located and have a General Policyholder's rating of at least A8 (or such higher rating as may be required by a lender having a lien on the Property) as set forth in the most current issue of Best's Insurance Guide. All insurance shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to any other party named as additional insureds.

      13.    TAXES:    Tenant shall be liable for, and shall pay prior to
delinquency, all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due.
It is understood and agreed that Tenant's obligation under this Article will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder. Landlord hereby grants to Tenant the right to contest, on behalf and in the name of Landlord, all taxes and assessments which are imposed upon the Premises; Landlord agrees to cooperate fully with Tenant and to execute all documents requested by Tenant, in connection with any such contest. If by virtue of any application or proceeding brought by Landlord results a reduction in the assessed value of the Building during the Lease Term, Tenant agrees to reimburse Landlord its reasonable, actual third party out of pocket costs incurred by Landlord in connection with such application or proceeding.

             Notwithstanding the foregoing, the following shall not constitute real estate taxes for the purposes of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) any state, local, federal, personal or corporate income tax measured by the income of Landlord; (ii) any estate or inheritance taxes; (iii) any franchise, succession or transfer taxes; (iv) interest on taxes or penalties resulting from Landlord's failure to pay taxes, except to the extent such failure is due to Tenant's failure to pay such taxes to Landlord when provided under this Lease;
(v) any assessments for public improvements or any taxes initiated by Landlord which are essentially payments to a governmental agency for the right to make improvements to the Building or surrounding area, to the extent such assessments are not in effect as of the Execution Date and have not received the prior written consent of Tenant; and (vi) any environmental tax, surcharge or other fee affecting the Premises due to Landlord's activities with respect to Hazardous Materials, as opposed to general, areawide taxes or surcharges with respect to the remediation or testing for Hazardous Materials. If any assessments affecting the Premises are payable in installments and Landlord should prepay such assessments in advance of the date such installments would become due, Tenant shall be solely responsible for the portion of such assessment that would have normally come due as an installment, unless consented to by Tenant in writing.

             Notwithstanding anything to the contrary contained in this Lease, Landlord shall pay, and Tenant shall have no responsibility for, any real property taxes resulting from any change in ownership, sale, or other transfer of the Premises or Building during the initial Term of the Lease to the extent that such amount reflects an assessed valuation of the Premises in excess of one hundred fifty percent (150%) of the "Commencement Date Valuation." The "Commencement Date Valuation" shall mean the assessed valuation of the Premises (as improved with the Building) as determined by the Santa Clara County Assessor, as of the first date after the Commencement Date that the Santa Clara County Assessor reassesses the Premises based on the completion of construction of the Building and Tenant Improvements.

      14.    UTILITIES:    Tenant shall pay directly to the providing utility
all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Except for any damages resulting from the negligence, willful misconduct, or breach of contract by Landlord, or its agents, or contractors Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond the Landlord's reasonable control, and is not the result of the negligence, willful misconduct, or breach of contract by Landlord, or its agents, or contractors.

             In the event of any interruption in utilities or services to be provided to the Premises, Tenant's rights and remedies shall be as follows: (i) if such interruption is due to a failure of Tenant to pay the providing utility when due, Base Rent due hereunder shall not be abated and Landlord shall have no liability to Tenant whatsoever as a result of such interruption;
(ii) if such interruption is due to the actions of Landlord or Landlord's Parties, the Base Rent hereunder shall be equitably abated as of the time such interruption commenced and Landlord shall be liable to Tenant for loss or injury to property and Tenant's business as a result thereof; (iii) if such interruption is due to the failure of the providing utility to provide such utility or service to the Premises and such interruption continues for more than ninety (90) continuous days, then Tenant shall be entitled to terminate this Lease by delivery of written notice to Landlord within five (5) days following the expiration of such ninety (90) day period; and (iv) if such interruption is due to an event of damage or destruction, the rights of the parties hereunder shall be as described in Section 28 below.

      15.    This paragraph intentionally left blank

      16.    FREE FROM LIENS:    Except for obligations arising from the
construction of the Building Shell , Tenant Improvements, and parking lot, Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred in connection with the Building Shell, Tenant Improvements, or parking lot. In the event Tenant fails to discharge or bond over any such lien within thirty (30) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including reasonable attorney's fees shall be due from Tenant as additional rent.

      17.    COMPLIANCE WITH GOVERNMENTAL REGULATIONS:    Tenant shall, at its
sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, which are imposed as a result of Tenant's particular and specific use of the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. In the event an Alteration is required to the Building Shell by any law, rule, ordinance or decision not in effect as of the Commencement Date of this Lease which is not imposed as a result of Tenant's particular and specific use of the Premises (whether pursuant to Article 12 or this Article 17), Tenant shall only be required to pay that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of months remaining in the Lease Term, the denominator of which is the useful life (in months) of the Alteration.

      18.    TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

             A.    LANDLORD'S RESPONSIBILITY:    Landlord represents and
warrants to Tenant that, except as disclosed in the attached environmental studies dated June 18, 1990, July 2, 1990, and July 25, 1994, to the best of its knowledge the Premises and the Building, as of the Commencement Date, do not contain any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's list of hazardous wastes or which are identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, 42 U.S.C. Sections 9601, et seq., 49 U.S.C. Sections 1801, et seq., 42 U.S.C. Sections 6901, et seq., or California Health and Safety Code Section 25117, as the same may be amended from time to time ("Hazardous Materials"). Landlord shall indemnify, protect, defend and hold Tenant harmless from and against all liability, cost, damage and expense (including, without limitation attorneys' fees) arising from either: (i) the failure of the representation and warranty contained in the immediately preceding sentence; (ii) the presence of any Hazardous Materials on or about the Premises on or prior to the Commencement Date; or (iii) the presence, release, storage or use of Hazardous Materials on the Premises during the Term by any party other than Tenant, Tenant's agents, employees, contractors or invitees ("Tenant's Parties").

             B.    TENANT'S RESPONSIBILITY:    Landlord hereby approves
Tenant's use on or about the Premises of Hazardous Materials used by Tenant in connection with Tenant's business. Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will make available for inspection by Landlord a copy of any such reports or agency inspections, (ii) obtain and make available for inspection by Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, emitting or disposing of Hazardous Materials, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come become contaminated with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date to the extent required by Law.

             C.    TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS:    Tenant
shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials on the Premises by Tenant or Tenant's Parties. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial

(civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all reasonable costs of defending such claims.

             D.    ACTUAL RELEASE BY TENANT:   Tenant agrees to notify Landlord
upon learning of any lawsuits which relate to, or orders which relate to the remedying of, the actual release by Tenant or Tenant's Parties of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with, poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Improvements on the Property).

             In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under
Article 18.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in Article 18.B of this Lease. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps. Tenant shall have the right, at Tenant's expense and in Tenant's name, to contest or object in good faith to any alleged violation by Tenant of any applicable law relating to the use of Hazardous Materials by appropriate legal proceedings which are not prejudicial to Landlord's rights if (i) Tenant shall have demonstrated to Landlord's satisfaction that such legal proceedings shall conclusively operate to prevent enforcement prior to final determination of any such proceedings. In the event that, by non-performance of any such items, the Premises is subject to imminent loss or forfeiture, Tenant shall perform any such act required by the relevant governmental authority.

             In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Article D concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of Article 47 of this Lease.

             E.    ENVIRONMENTAL MONITORING:     Landlord and its agents shall
have the right, at Landlord's sole cost and expense, (unless Tenant is in violation of this Article 18 in which event such monitoring shall be at Tenant's expense) to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Article 18. If Landlord discovers that Tenant is not in compliance with the terms of this Article 18, any such reasonable costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within thirty (30) days following Landlord's written demand therefore.

      19.    INDEMNITY:    As a material part of the consideration to be
rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause except to the extent due to the negligence or willful misconduct of Landlord or Landlord's Parties to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except to the extent due to the negligence or willful misconduct of Landlord or Landlord's Parties. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

             Landlord shall defend, indemnify by counsel acceptable to Tenant, protect Tenant, its officers, employees and agents harmless from and against any liabilities, loss, cost, damage, injury or expense (including reasonable attorneys' fees and court costs) arising out of or related to the willful misconduct or negligence of Landlord or Landlord's Parties.

      20.    ADVERTISEMENTS AND SIGNS:    Tenant will not place or permit to be
placed, in, upon or about the exterior of the Building any signs which are prohibited by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the exterior of the Building, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the exterior of the Building shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the exterior of the Building caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

      21.    ATTORNEY'S FEES:    In case a suit or alternative form of dispute
resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

      22.    TENANT'S DEFAULT:    The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after Tenant's receipt of written notice thereof by Landlord to Tenant; b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after Tenant's receipt of written notice thereof by Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; c) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to

Tenant pursuant to California Civil Code 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due shall provide Tenant with a period of no less than ten (10) days to pay such rent or quit.

             A.    REMEDIES:    In the event of any such default by Tenant,
then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder.
As used in (a) and (b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

             B.    RIGHT TO RE-ENTER:     In the event of any such default by
Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

             C.    ABANDONMENT:     In the event of the vacation or abandonment
of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Article 22.B above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Article 22.A above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

             D.    NO TERMINATION:     No re-entry or taking possession of the
Premises by Landlord pursuant to 22.B or 22.C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

      23.    SURRENDER OF LEASE:    The voluntary or other surrender of this
Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

      24.    HABITUAL DEFAULT:    Deleted.

      25.    LANDLORD'S DEFAULT:    In the event of Landlord's failure to
perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure such failure; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty
(30) day period Landlord shall not be deemed to be in default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail or national overnight courier service to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with written notice (including such Mortgagee's address) of its interest in the Premises, and shall provide such Mortgagee a period of thirty (30) days beyond the cure period provided Landlord hereunder to cure such failure. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received (or have credited to it) and not refunded the applicable payment or deposit.

      26.    NOTICES:    All notices, demands, requests, or consents required
to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, national overnight courier service or by personal delivery addressed to the party to be notified at the address for such party specified in Article 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least five (5) days prior notice to the notifying party.

      27.    ENTRY BY LANDLORD:    Upon 24 hours prior notice, Tenant shall
permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purposes of (i) inspecting the same, (ii) maintaining the Premises, (iii) making repairs, alterations or additions to the Premises, (iv) erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, or (v) performing any obligations of the Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord, without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord and Landlord's Parties, at any time within one hundred eighty (180) days prior to the Expiration Date, unless Tenant has exercised its option to extend the term pursuant to Section 37.A (or at any time during the Lease if Tenant is in default hereunder beyond the applicable cure period), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours. Landlord agrees that Landlord and Landlord's Parties shall conduct all of their activities under this Section 27 in a manner which minimizes the interruption to Tenant or Tenant's activities on the Premises.

      28.    DESTRUCTION OF PREMISES:

             A.    DESTRUCTION BY AN INSURED CASUALTY:    In the event of a
partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same to the extent of such proceeds, provided such repairs can be made within twelve (12) months from the date of destruction as reasonably determined by the architect responsible for the reconstruction such determination to be made within sixty (60) days of the date of destruction, and such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. For purposes of this Article "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises (i) are more than partially destroyed, or
(ii) the repairs cannot be made within twelve (12) months from the date of destruction as reasonably determined by the architect responsible for the reconstruction such determination to be made within sixty (60) days of the date of destruction. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this
Article 28 shall govern in the case of such destruction. Any disputes between Landlord and Tenant with respect to the degree of damage or destruction of the Premises or the time necessary to rebuild shall be resolved by arbitration pursuant to Section 47 of this Lease.

             B.    DESTRUCTION BY AN UNINSURED CASUALTY:    In the event of a
total or partial destruction of the Premises by a casualty for which Landlord has not received insurance proceeds sufficient to repair the damage or destruction during the Lease Term and which would cost in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to repair, Landlord shall have the option to terminate this Lease, unless Tenant agrees to contribute the amount of such uninsured loss beyond the initial $250,000 to repair, which amount shall be the sole obligation of Landlord. Further if the uninsured damage can not be repaired within twelve (12) months from the date of destruction as reasonably determined by the architect responsible for the reconstruction such determination to be made within sixty (60) days of the date of destruction, either Landlord or Tenant shall have the option to terminate this lease.

      C.     DAMAGE OR DESTRUCTION AT END OF TERM:   If the Building or
Premises is damaged or destroyed during the last twenty-four (24) months of the Term of the Lease, and the Premises or Building cannot be fully repaired or restored by Landlord within ninety (90) days after the date of the damage or destruction, either Landlord or Tenant may terminate this Lease upon notice to the other, provided, that Tenant may prevent Landlord's termination of this Lease under this Section 28.C by exercising Tenant's right to extend the Lease Term as described in Section 37.

      29.    ASSIGNMENT OR SUBLEASE:

             A.    CONSENT BY LANDLORD:    In the event Tenant desires to
assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, such assignee or subtenant's most recent financial statements, and any additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of ten (10) days following receipt of the foregoing agreement, statements and additional information within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (ii) to refuse consent, which consent shall not be unreasonably withheld or delayed. If Landlord should fail to notify Tenant in writing of such election within said ten (10) day period, Landlord shall be deemed to have elected option (i) above. Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed. Tenant shall not advertise or publicize the availability of the Premises without prior notice to Landlord.

             B.    ASSIGNMENT OR SUBLETTING CONSIDERATION:    If Tenant shall
assign, sublease or otherwise transfer all or any portion of the Premises to a party other than Tenant Affiliate, Landlord and Tenant shall evenly divide any rent or other consideration paid to Tenant in connection with such assignment, sublease or other transfer which is in excess of the base rent due under this Lease, after first deducting out for the Tenant's account the cost of (i) broker's commissions paid by Tenant with regard to the transfer; (ii) legal fees; (iii) the cost of improvements made to the Premises by Tenant at Tenant's expense as of the date of such transfer, or any tenant improvements made by Tenant at Tenant's expense for the purpose of transfer; (iv) the unamortized portions of improvements made in the transferred area by Tenant for Tenant's use during the original tenancy (to the extent such improvements have value to the subtenant or assignee); (v) all rent paid by Tenant to Landlord while the Premises were vacant prior to such transfer; and (vi) any other expenses incurred by Tenant in effectuating the transfer. The terms of this section shall survive the expiration or earlier termination of the Lease. The above provision relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

             C.    NO RELEASE:    Any assignment or sublease shall be made only
if and shall not be
effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease, except as expressly provided for therein. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due hereunder, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

             D.    EFFECT OF DEFAULT:    In the event of Tenant's default,
Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents, except that Tenant may collect such rents unless a default occurs as described in Article 22 and 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord, such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, or security deposits not received by Landlord or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees, contractors or invitees. Notwithstanding anything to the contrary in this Lease, no event of default shall be deemed to have occurred by virtue of any act or omission of any subtenant or assignee of Tenant, unless Landlord has delivered to Tenant written notice of such act or omission, and has given Tenant the period(s) of time specified in Article 22 to cure such default.

             E.    EXCLUDED TRANSFERS:    Tenant may assign this Lease or
sublet any portion of the Premises without Landlord's consent to any of the following (i) any corporation which controls, is controlled by or under common control with Tenant; (ii) any corporation resulting from the merger or consolidation of Tenant if (a) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (1) the net worth of Tenant immediately prior to such transfer or (2) the net worth of Tenant herein named on the date of this Lease, and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; (iii) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (collectively, "Tenant Affiliate"), provided that such assignee assumes in full the obligations of Tenant under the Lease.

      30.    CONDEMNATION:    If any part of the Premises shall be taken for
any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the day before title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord and Tenant shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises, or such part thereof be taken so that the remaining portion is unusable for Tenant's business therein, as reasonably determined by Tenant, Tenant may terminate this Lease as of Vesting Date. Landlord shall be entitled to any award paid for if the Premises is wholly or partially condemned, except that Tenant shall have the right to receive from either the condemning authority or Landlord, as applicable, all proceeds and other compensation received in connection with condemnation to the extent paid for (i) any Tenant Improvements or Alterations made by or at the expense of Tenant; (ii) Tenant's loss of goodwill; (iii) Tenant's relocation costs; and (iv) Tenant's loss of business and business interruption. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this Article 30 shall govern in the case of such destruction.

      31.    EFFECTS OF CONVEYANCE:    The term "Landlord" as used in this
Lease, means only the owner for the time being of the Premises so that, in the event of any sale or other conveyance of the Premises, or in the event of a master lease of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder, but only so long as the new Landlord expressly assumes in writing all the obligations of Landlord under this Lease, and delivers to Tenant a written agreement by which the new Landlord assumes such obligations, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder arising after the effective date of the transfer to the new Landlord. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the such transferor shall be discharged from any further liability in reference thereto.

      32.    SUBORDINATION:    Simultaneously with the execution of this Lease,
Landlord shall deliver to Tenant a non-disturbance agreement from Landlord's existing lender or lenders, if any, in form and substance acceptable to Tenant, by which such lender or lenders agree not to disturb Tenant's possession of the Premises so long as Tenant is not in material default of the terms of this Lease beyond any applicable cure period at the time such lender or lenders foreclose on the Premises. This Lease shall be subordinate to any future ground lease, deed of trust, or other hypothecation for security only so long as Landlord delivers to Tenant prior to the effective of such subordination a written non-disturbance agreement, in form and substance acceptable to Tenant, by which such Lender or other party agrees not to disturb Tenant's possession of the Premises if Tenant is not in material default of Tenant's obligations under this Lease beyond any applicable cure period at the time such party becomes the fee owner of the Premises. Subject to the above, in the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination.

      33.    WAIVER:    The waiver by Landlord or Tenant of any breach of any
term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord or Tenant shall impair such right or remedy or be construed as a waiver thereof by the non-defaulting party. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date (only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises). Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      34.    HOLDING OVER:    Any holding over after the termination or
Expiration Date, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date for the first two (2) months of any hold over and one hundred fifty percent (150%) of the Base Monthly Rent thereafter plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period.

      35.    SUCCESSORS AND ASSIGNS:    The covenants and conditions herein
contained shall, subject to the provisions of Article 29, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

      36.    ESTOPPEL CERTIFICATES:    Tenant shall at any time during the
Lease Term, within ten (10) days following receipt of written notice from Landlord, respond to any request by Landlord for a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed; and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant also agrees to provide the most current three (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

      37.    OPTION TO EXTEND THE LEASE TERM:

             A.    GRANT AND EXERCISE OF OPTION:    Landlord hereby grants to
Tenant, upon and subject to the terms and conditions set forth in this Article 37 four (4) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"), each Option Term shall be for a period of sixty (60) months. Each such Option shall be exercised, if at all, by written notice to Landlord no earlier than the date that is twenty four (24) months prior to the Expiration Date but no later than the date that is twelve (12) months prior to the Expiration Date. Thirteen (13) months prior to the Expiration Date Landlord shall provide Tenant with a written notice of the fact that the Option will expire in thirty (30) days. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this Article shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent payable on the Commencement Date, or (ii) ninety five percent (95%) of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default beyond any applicable cure period under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date or the expiration of the then relevant Option Term. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term based upon the current use and other potential uses of the Premises. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to reduce comparable rents which include (i) brokerage commissions,
(ii) tenant improvement allowances, and (iii) vacancy costs, to account for the fact that Landlord will not suffer such costs in the event Tenant exercises its Option. The Fair Market Rental shall specifically exclude any additional rental attributable to the value of the Tenant Improvements or Alterations paid for by Tenant.

             B.    DETERMINATION OF FAIR MARKET RENTAL:    If Tenant exercises
the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term within thirty (30) days of Tenant's exercise of the Option. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Article 37.C below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in
Article 37.C below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay as Base Monthly Rent to Landlord the rent due hereunder during the month preceding the Expiration Date. If the amount of Fair Market Rental as finally determined pursuant to
Article 37.C below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the he rent due hereunder during the month preceding the Expiration Date within thirty (30) days after the determination. If the Fair Market Rental as finally determined in Article 37.C below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Article 37.C below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

             C.    RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL:
Any disagreement regarding the Fair Market Rental shall be resolved as follows:

                   1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

                   2.     If within the thirty (30) day period referred to in
(i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

                   3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection shall select one of the two (2) existing determinations of Fair Market Rental as correct. This third appraiser's conclusion shall be the Fair Market Rental.

                   4. All appraisers specified pursuant to this Article shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

      38.    OPTIONS TO LEASE:    Commencing upon lease execution, Tenant shall
have an option to lease from an affiliated partnership of Landlord (i) a one-story building of approximately 120,000 square feet to be constructed on a portion of the approximate 18.24 acre site across Automation Parkway from the Premises; or (ii) a two-story building of approximately 100,000 square feet to be constructed on the balance of the approximate 18.24 acre site across Automation Parkway from the Premises, or (iii) both such buildings; on the terms outlined in the agreement attached as Exhibit "F". The options to lease must be exercised by Tenant prior to December 31, 1996.

      39.    TENANT'S RIGHT OF FIRST REFUSAL:

             A.    GRANT.   Landlord hereby grants to Tenant a right of first
refusal during the Term of this Lease and any extension thereof to purchase the Premises ("Right of First Refusal to Purchase").

             B.    COVENANTS OF LANDLORD.   Landlord hereby covenants and
agrees with Tenant that if, during the Term of the Lease, Landlord shall receive or solicit a bona fide offer from a prospective buyer to purchase either the Premises, Landlord shall furnish Tenant with a copy of the proposed contract and notify Tenant of the intention of Landlord to accept the same
(the "Notice of Intention to Sell").   Such Notice of Intention to Sell shall
contain all material business terms on which Landlord intends to sell the Premises. Landlord shall not sell the space in question to anyone other than Tenant without first providing Tenant the opportunity to buy the space in question upon the same terms and conditions described in the Notice of Intention to Sell.

             C. EXERCISE OF TENANT'S RIGHT OF FIRST REFUSAL TO PURCHASE. Provided that Tenant is not in default under the terms and conditions of this Lease beyond any applicable grace periods, Tenant may exercise Tenant's Right of First Refusal to Purchase by providing Landlord with written notice thereof within fifteen (15) days of Tenant's receipt of the Notice of Landlord's Intention to Sell. If Tenant does not exercise its Right of First Offer to Purchase within said fifteen (15) day period, then Landlord shall be relieved of Landlord's obligation to offer the space identified in the Notice of Intention to Sell to Tenant, except as provided for in Section 39.E below.

             D.     TERMS FOR RIGHT OF FIRST REFUSAL TO PURCHASE.   In the
event that Tenant exercises Tenant's Right of First Refusal to Purchase, Tenant's purchase shall be on all of the same terms and conditions as are offered to a bona-fide third-party purchaser of the space identified in the Notice of Intention to Sell.

             E.    CONTINUING RIGHT.   In no event shall Tenant's failure to
exercise its Right of First Refusal to Purchase be deemed a waiver or relinquishment by Tenant of Tenant's Right of First Refusal to Purchase should
(i) the space identified in the Notice of Intention to Sell be offered for sale to a potential purchaser other than the purchaser specified in the Notice of Landlord's Intention to Sell during the Term of this Lease or any extension thereof, or (ii) the space identified in the Notice of Landlord's Intention to Sell be offered for sale to any purchaser on terms different than those specified in the Notice of Landlord's Intention to Sell during the Term of this Lease or any extension thereof.

             F.    EXCLUSIVE NATURE OF OPTION.   Landlord represents and
warrants to Tenant that no party other than Tenant has any option, right of first offer or right of first refusal to purchase the Premises. Landlord hereby covenants to Tenant that Landlord shall not grant an option to purchase, right of first offer or right of first refusal to purchase the Premises during the Term of this Lease or any extension thereof

             G.    SUCCESSORS AND ASSIGNS.   Except as provided in this
paragraph 39.G, this Right of First Refusal to Purchase shall be binding on the successors and assigns of Landlord and Tenant. This Right of First Refusal shall not specifically not apply to (but shall survive the same and be binding upon any purchaser or successor of such sale or foreclosure) (i) any transfer of ownership of the Premises by a judicial foreclosure sale or sale pursuant to a power of sale provision in any relevant deed of trust or mortgage lien ,transfers of the Building, or (ii) a "Sobrato Family Transfer".

A Sobrato Family Transfer shall be a transfer of the Premises to (i) John A. Sobrato and/or John M. Sobrato (individually and collectively "Sobrato"), (ii) any immediate family member of Sobrato, (iii) any trust established, in whole or in part, for the benefit of Sobrato and/or any immediate family member of Sobrato, (iv) any partnership in which Sobrato or any immediate family member, either directly or indirectly (e.g., through a partnership or corporate entity or a trust) retains a general partner interest, and/or (v) any corporation under the control, either directly or indirectly, by Sobrato or any immediate family member of Sobrato.

      40.    RIGHT OF FIRST OPPORTUNITY TO LEASE:    Commencing upon lease
execution, Tenant shall have the right of first opportunity to lease from Landlord or its affiliated partnerships, a parcel of land on the terms and conditions described in the agreement attached hereto as Exhibit "G" should such property be acquired by Landlord or its affiliated partnerships. _

      41.    OPTIONS:    Except with respect to any Tenant Affiliate, all
Options provided Tenant in this Lease are personal and granted to original Tenant and are not exercisable by any third party should Tenant assign or sublet (except for any assignment permitted by the third to last paragraph of Article 29) all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option to extend has been so exercised.

      42.    QUIET ENJOYMENT:    Landlord covenants with Tenant for itself and
Landlord's successors that so long as no Event of Default on the part of Tenant has occurred hereunder, (i) Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease, and any renewals or extensions thereof; and (ii) neither Landlord, nor any party claiming under or through Landlord, shall disturb the use or the occupancy of the Premises by Tenant.

      43.    BROKERS:    Landlord and Tenant each warrants and represents for
the benefit of the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for CB Madison, and that it knows of no other real estate broker or agent who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any broker (other than CB Madison) or individual for commissions or fees resulting from the actions of the indemnifying party in connection with this Lease.

      44.    LANDLORD'S  LIABILITY:    If Tenant should recover a money
judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

             Notwithstanding the foregoing, the following shall apply with respect to claims by Tenant directly resulting from any and all defaults by Landlord with respect to any of its obligations under (i) Section 18 with respect to Hazardous Materials, or (ii) Section 28 with respect to destruction to the Premises (collectively, the "Special Defaults"). In the event of any Special Defaults, Tenant shall be entitled to seek recourse against any assets of Landlord, and the recourse of Tenant against Landlord for any Special Default shall not be limited to Landlord's interest in the Premises and the rents and other forms of income originating therefrom.

      45.    AUTHORITY OF PARTIES:   Landlord and Tenant represents and
warrants to each other that it is duly formed and in good standing and is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, as relevant, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation or partnership, as relevant in accordance with its terms. At either party's request, the other party shall provide the requesting party with corporate resolutions or other proof in a form acceptable to the requesting party, authorizing the execution of the Lease.

      46. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs (unless such costs qualify for amortization pursuant to Article 17) and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant.

      47.    DISPUTE RESOLUTION:     Except for the failure by Tenant to timely
pay the Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

      48.    MISCELLANEOUS PROVISIONS:

             A.    RENT:    All monetary sums due from Tenant to Landlord under
this Lease, including, without limitation those referred to as "additional rent", shall be deemed to be rent.

             B.    PERFORMANCE BY LANDLORD:    If Tenant fails to perform any
obligation required under this Lease or by law or governmental regulation and Tenant is not disputing such law or governmental regulation in accordance with the terms of this Lease, Landlord, in its sole discretion may without notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums reasonably paid by Landlord in connection with such substitute performance including interest as provided in Article 48.C below within thirty (30) days following Landlord's written notice for such payment.

             C.    INTEREST:    All rent due hereunder (but not late charges
thereon), if not paid when due, shall bear interest at the reference rate of Union Bank plus two percent (2%) accruing from the date due until the date paid to Landlord.

             D.    RIGHTS AND REMEDIES:    All rights and remedies hereunder
are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

             E. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease for a period of four (4) years.

             F.    SEVERABILITY:    If any term or provision of this Lease is
held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

             G.    CHOICE OF LAW:    This Lease shall be governed by and
construed in accordance with California law.   Venue shall be Santa Clara
County.

             H.    TIME:    Time is of the essence hereunder.

             I.    ENTIRE AGREEMENT:    This instrument contains all of the
agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

             J.    REPRESENTATIONS:    Tenant acknowledges that neither
Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

             K.    HEADINGS:    The headings or titles to the Articles of this
Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

             L.    EXHIBITS:    All exhibits referred to are attached to this
Lease and incorporated by reference.

             M.    APPROVALS:    With respect to any consent of Landlord which
Tenant may request pursuant to the terms of this Lease, such consent shall not be unreasonably withheld or delayed by Landlord. If Landlord fails to grant or withhold such requested consent within five (5) business days after request by Tenant, such consent shall be deemed granted.

             N.    RECORDATION.   Within twenty (20) days following the
execution of this Lease, both Landlord and Tenant shall execute, acknowledge and cause to be recorded in the Official Records of County of Santa Clara, California a short form memorandum of this Lease in form reasonably acceptable to Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:  Great Oaks Interests                 TENANT:  Komag Incorporated
a California Limited Partnership                a Delaware Corporation


By:                                             By:
    -----------------------------                   ----------------------------

Its:                                            Its:
    -----------------------------                   ----------------------------

                             EXHIBIT "A" - PREMISES

          EXHIBIT "B" - FORMULA FOR DETERMINATION OF BASE MONTHLY RENT



After receipt from Tenant of the final pricing for the Building Shell, Landlord shall determine Total Project Costs (as defined below) based on competitive bids. During this period Landlord shall also solicit permanent loan quotes from institutional lenders to determine the best available financing. Based on these inputs Landlord shall then apply the following formula to determine the Base Monthly Rent due under this Lease.

Base Monthly Rent shall be equal to one hundred twenty percent of (i) the product of the (i) Total Project Costs as defined below and (ii) the best non-participating ten (10) year fixed rate permanent loan constant available prior to the start of construction of the Option Building. The determination of which loan comprises the best available financing shall be made in good faith by both Landlord and Tenant. The parties acknowledge that it is their current intention that such amortization schedule shall be for a minimum period of twenty (20) years and Landlord shall use its best efforts to obtain such financing.

Total Project Costs shall be equal to the sum of (i) the value of the land based on a land value of Eight and 54/100 Dollars ($8.54) per square foot, (ii) payments by Landlord for labor and materials to contractors performing construction work in connection with the Building, (iii) fees for building permits, licenses, inspection, utility connections or extensions, and any other fees imposed by governmental entities, (iv) fees of engineers, architects, consultants and others providing professional services in connection with the construction of the Building, (v) construction loan interest paid by Landlord including interest on Landlord's equity with respect to the construction of the Building, calculated at the reference rate charged by Union Bank plus one percent (1%), (vi) loan fees payable for the construction and/or permanent loan for the Building (vii) real property taxes and assessments levied against the Property during the period the Building is constructed, (viii) liability and builders risk insurance premiums paid by Landlord with respect to the construction of the Building, (ix) real estate leasing commissions or fees payable by Landlord with respect to the Building; and (x) the fee payable with respect to the Building Shell to Tenant's general contractor for its construction services.

For example, if Total Project Costs were $70 per square foot, and Landlord was able to obtain a 7.75% loan with a 20 year amortization, the Base Monthly Rent would be 120% X (70 X .008209), or 69c. per square foot.

                  EXHIBIT "C" - SHELL PLANS AND SPECIFICATIONS
                       (sheet references to be attached)

                    EXHIBIT "D" - BUILDING SHELL DEFINITION

The Building Shell includes the following items:

1.    SITE WORK

      a.     Asphalt concrete paving, wheel stops, and striping.

      b. Concrete sidewalks, curbs, gutter, driveway, approaches, and planter walls.

      c.     Landscaping, landscape lighting, waterscape,  and irrigation.

      d. Underground utilities - water, gas, fire line, sanitary line (including pump station if required), site storm drainage system, transformers and primary and secondary electrical lines stubbed into building. The routing of the underslab utilities shall be done as part of the Building Shell construction if the location of the lines are determined prior to the pouring of the floor slab.

      e. Tank farm area of approximately 23,000 SF. The Building Shell shall include the pad of such area and all structures related to the tank farm shall be considered Tenant Improvements.

2.    BUILDING STRUCTURE

Includes all elements necessary to provide for a completely waterproof Building Shell with 28 foot clear height in the rear including but not limited to:

      a. Concrete foundation and slab on grade including all reinforcing steel and wire mesh including four loading docks.

      b.     Structural steel columns and beams.

      c. Steel joist and girder second floor system with concrete and metal deck (if multi-story building).

      d. Wood panelized glulam roof structure or steel frame with metal deck and rigid insulation with fiberglass built-up including roof drainage plumbing.

      e. Glass, glazing and perimeter roll up or hollow metal doors including normal passage hardware.

      f.     Concrete tilt up or plaster on metal stud framed exterior walls.

      g.     Exterior painting.

      h. All city permits, fees, and taxes, connection charges related to the Building Shell construction.

      i.     Main fire sprinkler grid.

      j. All architectural and engineering costs related to the design of the Building Shell.

                     EXHIBIT "E" - TENANT'S TRADE FIXTURES

                         EXHIBIT "F" - OPTION TO LEASE

This agreement ("Agreement") is made this fourth day of August, 1996 by and between Sobrato Development Companies #871, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Komag Incorporated, a Delaware corporation, whose address is 275 S. Hillview Drive, Milpitas, CA 95035 ("Tenant").

                                    RECITALS

      A. As a material part of the consideration for Tenant entering into the Lease with an affiliated partnership of Landlord, Great Oaks Interests, Landlord is willing to grant to Tenant an option to lease (i) a one-story building of approximately 120,000 square feet to be constructed on a portion of the approximate 18.24 acre site across Automation Parkway from the Premises; or
(ii) a two-story building of approximately 100,000 square feet to be constructed on the balance of the approximate 18.24 acre site across Automation Parkway from the Premises, or (iii) both such buildings. Any building and property leased pursuant to this Option is herein referred to as an "Option Building". Such building(s) currently do not exist, but Landlord is willing, subject to the conditions set forth herein, to construct the building(s) if Tenant exercises such option to lease, all pursuant to the terms and conditions set forth below. The final site area shall be based on an approximate 35% floor area ratio.

      B. The parties now wish to document the terms of such option to lease an Option Building.

NOW, THEREFORE, in consideration of the execution of the Lease by both parties, and in consideration of the mutual covenants set forth below, the parties agree as follows:

      1.     GRANT OF OPTION.    Landlord hereby grants to Tenant an option to
lease an Option Building (the "Option") subject to the terms and conditions set forth in this Agreement.

      2.     TERM OF OPTION.    Tenant shall be entitled, subject to paragraph
3 below, to exercise the Option at any time during the period commencing on the Commencement Date of the Lease (as the Commencement Date is therein defined) and ending on December 31, 1996. Such period shall herein be referred to as the "Option Period".

      3.     EXERCISE OF OPTION.    Tenant shall exercise the Option only by
delivery of written notice to Landlord within the Option Period of such exercise ("Exercise Date"). Tenant shall be entitled to exercise the Option only if at the time of such exercise Tenant is not then in default under the terms of the Lease. In the event the Lease has been terminated for any reason, this Option shall automatically terminate, this Option shall automatically terminate.

      4.     CONDITIONS PRECEDENT.    Landlord's obligation to construct the
Option Building are expressly conditioned upon Landlord's ability within one hundred twenty (120) days of the Exercise Date to (i) secure a commitment by an institutional lender to make a fixed rate non-recourse non-participating loan to Landlord in a minimum amount equal to eighty percent (80%) of Total Project Costs (as defined below); and (ii) obtain all permits and governmental approvals necessary for the construction of the Option Building. Landlord shall use its best efforts to satisfy the conditions precedent described in this Section 4.

      5.     LEASE OF THE OPTION BUILDING.    Within thirty (30) days after
Tenant's exercise of the Option, Landlord and Tenant shall enter into a written lease of the Option Building (the "Option Building Lease"). The Option Building Lease shall be on the same terms as the Lease including, but not limited to Tenant's Right of First Refusal described in Section 39 of the Lease, except as follows:

             (a) The Premises shall be Option Building. References in the Lease format shall be changed in the Option Building Lease to refer to Option Building.

             (b) Landlord shall provide 3.5 parking spaces per 1,000 square feet of leasable space within the Option Building.

             (c) The term shall commence two (2) months following the date the Option Building is Substantially Complete (including the Tenant Improvements) ("Commencement Date"), and end on the tenth (10th) anniversary thereof. The Option Building Lease shall provide Tenant the same options to extend the term as those contained in the Lease.

             (d) Base Monthly Rent shall be payable beginning on the Commencement Date. Base Monthly Rent shall be determined pursuant to the formula contained Exhibit "B" except the value of the Land ("Land Value") shall be determined by the following formula.

             Land Value shall be determined by taking the square footage of the Option Building site multiplied by a land cost per square foot determined as follows: Land cost per square foot shall be equal to the sum of (i) Nine and No/100 Dollars ($9.00), and (ii) the product of Fifteen Cents 15c. times the number of months elapsed between the Execution Date and the Exercise Date through February 29, 1996 and (iii) the product of Twenty Five Cents 25c. times the number of months, if any, elapsed from February 29, 1996 and the Exercise Date from February 29, 1996 through the expiration of the Option Period. For example, if the Execution Date is August 1, 1995, the Exercise Date is April 1, 1996, and the square footage of the site 435,600 square feet , the Land Value would be: 435,600 sf * ($9.00 + (7 months * 15c.) + (2 months * 25c.)) =
$4,595,580.00

             The Base Monthly Rent shall then be increased fourteen and 7/10 percent (14.7%) every forty two (42) months throughout the term of the Option Building Lease.

             (e) The Lease shall be amended to extend the original Lease Term so as to be co-terminus with the original term of Option Building Lease. The rent for the Premises under the Lease during the extended term shall be at the then payable rent subject to a 14.7% increase after the 126th month.

             (f) Landlord, not Tenant, shall be responsible for the construction of the Building Shell and Tenant Improvements. Section 7 of the Lease shall be modified in the Option Building Lease to make the responsibilities and obligations of Tenant, the responsibilities and obligations of Landlord relative to the management of the construction process. Landlord shall be entitled to a reasonable general contractor's fee and shall be competitive based on the services provided by Landlord.

      6.     CONSTRUCTION OF SHELL AND TENANT IMPROVEMENTS.

             (a) Within sixty (60) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant plans and specifications for construction of the shell of Option Building (together called the "Shell Plans"). The Shell Plans shall contemplate construction of a building shell of a design similar to the building shell of the Premises.

             (b) Within sixty (60) days after Tenant's receipt of the Shell Plans, Tenant shall submit to Landlord, for Landlord's approval, Working Drawings respecting Tenant Improvements that Tenant desires Landlord to construct in the Option Building. Landlord shall commence construction of Option Building as soon as reasonably possible after removal of the conditions precedent outlined in paragraph 4, and continue diligently to construct the same until completion thereof in accordance with the Shell Plans. All costs of construction of the shell of Option Building shall be borne solely by Landlord. The costs included within the shell construction shall be as set forth in Exhibit "D" of the Lease. All costs of Tenant Improvements shall be borne solely by Tenant.

      7.     MEMORANDUM OF OPTION.    The parties shall record within twenty
(20) days after execution of this Agreement by both parties hereto a short form memorandum of this Agreement in form reasonably satisfactory to both parties against title to the property on which the Option Buildings would be constructed.

      8.     SUCCESSORS.    The Option provided Tenant in this Agreement is
personal and granted to original Tenant or Tenant Affiliate and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. The terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In no event, however, shall any lender be obligated to perform the terms this Option in the event of a foreclosure of Landlord's interest in the Property.

      9.     QUITCLAIM DEED.    In the event Tenant does not exercise the
Option within the Option Period or upon sooner termination of this Agreement, then upon request to do so by Landlord, Tenant shall execute and acknowledge a quitclaim deed transferring any right, title, or interest it may have in and to the Property to Landlord or Landlord's designee. Such quitclaim deed shall be in form reasonably designed to effectuate the foregoing and shall be delivered by Tenant to Landlord within five (5) days following Tenant's receipt thereof from Landlord.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Agreement as of the day and date first above written.

LANDLORD                  TENANT
Sobrato Development Companies #871,              Komag Incorporated,
a California limited partnership                 a Delaware corporation


By:                                              By:
     ---------------------------                     ---------------------------

Its:  General Partner                            Its:
                                                     ---------------------------

                             SCHEDULE 1 - PROPERTY

                    EXHIBIT "G" - RIGHT OF FIRST OPPORTUNITY

This agreement ("Agreement") is made this fourth day of August, 1996 by and between Sobrato Development Companies having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Komag Incorporated, a Delaware corporation, whose address is 275 S. Hillview Drive, Milpitas, CA 95035 ("Tenant"). It is the intent that the terms and conditions of this Agreement be binding on Landlord and any affiliate, subsidiary or related entity controlled by Landlord owning the North Park Property (defined below). Landlord and any affiliate, subsidiary or related entity controlled by Landlord agrees to execute whatever documents are necessary to bind the appropriate owner of the NorthPark Property.

                                    RECITALS

      A. As a material part of the consideration for Tenant entering into the Lease with an affiliated partnership of Landlord, Great Oaks Interests, Landlord is willing to grant to Tenant a right of first opportunity ("Right of First Opportunity") to lease certain unimproved property North Park Space located adjacent to North Park in San Jose, California and more particularly described in Schedule "1" attached hereto.

      B. The parties now wish to document the terms of such Right of First Opportunity

             A.     GRANT.   Landlord and Tenant acknowledge that, as of the
date of this Lease, Landlord does not own the "North Park Space"). Subject to the terms of Agreement, Landlord grants to Tenant a Right of First Opportunity
 .

             B.    COVENANTS OF LANDLORD.   In consideration for the agreement
of Tenant to lease the Premises on the terms described herein, Landlord agrees that, if Landlord were to purchase the North Park Space, Landlord would not build any residential improvements thereon or otherwise develop or lease the North Park Space without first complying with the terms of this Agrement. Subject to the conditions precedent established by Section D below, if at any time during the Term of this Lease or any extension thereof Landlord decides to offer the North Park Space for lease to a bona fide third party, Landlord shall first provide Tenant with a written notice ("Offer Notice") detailing (i) the rent at which said North Park Space is being offered to the third party, (ii) the rentable square footage and location thereof, (iii) the date the North Park Space will become available and (iv) all other terms upon which Landlord proposes to lease the North Park Space to Tenant.

             C.    EXERCISE OF TENANT'S RIGHT OF FIRST OPPORTUNITY.   Subject
to the conditions precedent established by Section D below, Tenant may exercise Tenant's Right of First Opportunity to lease the North Park Space described in the Offer Notice by providing Landlord with written notice

("Acceptance Notice") thereof within fifteen (15) business days of Landlord's delivery to Tenant of the Offer Notice. If Tenant does not exercise its Right of First Opportunity within said fifteen (15) business day period, Landlord shall be relieved of Landlord's obligation to lease the North Park Space mentioned in the Offer Notice to Tenant and the provisions of this Agreement shall not apply to Landlord.

             D.     CONDITIONS TO RIGHT OF FIRST OFFER.    Notwithstanding
anything to the contrary in this Agreement, Landlord shall have no obligation to provide Tenant with an Offer Notice, and Tenant shall have no right to exercise Tenant's Right of First Opportunity, if Tenant is in default beyond any applicable cure period under this Lease at the time Landlord seeks to lease the Available Space in question.

             E. NEGOTIATION PERIOD. In the event that Tenant exercises Tenant's Right of First Opportunity, Landlord and Tenant shall meet within five (5) days of Tenant's Acceptance Notice in order to enter into good faith negotiations to discuss the terms on which Landlord would lease all or a portion of the North Park Space to Tenant. If, within thirty (30) days after the date of Tenant's Acceptance Notice, Landlord and Tenant have agreed upon terms on which Landlord shall lease all or a portion of the North Park Space to Tenant, then the parties hereto shall promptly enter into a lease (based on the form of this Lease but inserting the relevant business terms) for such occupancy of the North Park Space by Tenant. If Landlord and Tenant are not able to agree upon terms on which Landlord shall lease all or a portion of the North Park Space to Tenant within said thirty (30) day period, despite a good faith attempt to do so, then Tenant's Right of First Opportunity shall terminate and neither party shall have any further obligation to the other with respect to the North Park Space, except as described in Section F below.

             F.    CONTINUING RIGHT.   In no event shall Tenant's failure to
exercise its Right of First Opportunity to lease the North Park Space be deemed a waiver or relinquishment by Tenant of (i) Tenant's Right of First Opportunity with respect to portions of the North Park Space other than those discussed earlier pursuant to the terms of Section E above, or (ii) Tenant's Right of First Opportunity for the North Park Space should it subsequently become available for lease again during the Term of this Lease or any extension thereof.

             G.    TERMINATION.    This Right of First Opportunity shall
automatically terminate upon (i) the expiration or sooner termination of the Lease, or (ii) after December 31, 1996 unless Tenant has exercised it option to lease both Option Buildings pursuant to Exhibit "F". Notwithstanding the foregoing, Landlord's covenant not to build residential improvements on the North Park Space shall remain in effect for the Lease Term and any extension thereof.

LANDLORD                  TENANT
Sobrato Development Companies                    Komag Incorporated,
and its affiliated entities                      a Delaware corporation


By:                                              By:
     ---------------------------                     ---------------------------

Its:  General Partner                            Its:
                                                     ---------------------------

                         SCHEDULE 1 - NORTH PARK SPACE





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